UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

REGENXBIO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37553	47-1851754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9600 Blackwell Road, Suite 210 Rockville, Maryland		20850
(Address of principal executive offices)		(Zip Code)

(240) 552-8181

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

On April 26, 2017, REGENXBIO Inc. (the “Company”) issued a press release announcing that the underwriters of its previously announced public offering of common stock, which initially closed on March 27, 2017, have exercised their option to purchase an additional 555,000 shares of the Company’s common stock. The aggregate net proceeds to the Company in connection with the offering are expected to be approximately $81.5 million, after deducting underwriting discounts and commissions and estimated offering expenses.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	REGENXBIO Inc. Press Release dated April 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENXBIO INC.

Date: April 26, 2017	By:	/s/ Patrick J. Christmas II
Patrick J. Christmas II
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	REGENXBIO Inc. Press Release dated April 26, 2017.